      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1999

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 30, 1999

                             LITTON INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                       1-3998                 95-1775499
(State or other jurisdiction of        (Commission            (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)


21240 BURBANK BOULEVARD
WOODLAND HILLS, CALIFORNIA                                  91367
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (818) 598-5000

Item 5.  OTHER EVENTS

As previously reported in the Company's Quarterly Report on Form 10-Q for the period ended April 30, 1999, the United States Attorney's Office for the Central District of California had been conducting an investigation of certain payments by the Company's subsidiaries to foreign consultants and the reporting of those payments to the United States Government.

On June 30, 1999, two of the Company's subsidiaries entered into a voluntary settlement agreement with the United States Attorney's Office for the Central District of California under which a total of $18.5 million in fines, restitution, and reimbursement of costs of the investigation was paid. Although the Company believed there were meritorious defenses, this settlement was determined to be in its best interests.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

            (c)       Exhibits

            99.1      Press Release issued by the Registrant on June 30, 1999

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       LITTON INDUSTRIES, INC.


Date:  July 8, 1999                    By: /s/ CAROL A. WIESNER
                                           -------------------------------
                                           Carol A. Wiesner
                                           Vice President and Controller





                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION
-----------    -----------

99.1           Press Release issued by the Registrant on June 30, 1999
